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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2003

FOREST OIL CORPORATION
(Exact name of registrant as specified in charter)

New York (State or other juris- diction of incorporation)	1-13515 (Commission file number)	25-0484900 (IRS Employer Identification No.)
1600 Broadway, Suite 2200, Denver, Colorado 80202 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 303.812.1400

Item 5. Other Events and Regulation FD Disclosure.

Consent of Independent Petroleum Engineers

On this Current Report on Form 8-K, the Registrant is filing with the Securities and Exchange Commission, and incorporating by reference in the Company's Registration Statement on Form S-3 (Registration No. 333-35270), a consent of Ryder Scott Company, L.P. to references to their firm as experts in that Registration Statement, including any Prospectus Supplement to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company's offering of shares of common stock of the Company.

Developments in South Africa

In connection with its activities related to the development of the Ibhubesi field offshore South Africa, the Company has signed a non-binding letter of intent dated December 30, 2002 with The Petroleum Oil and Gas Corporation of South Africa (Pty) Limited ("PetroSA") and the other interest owner in the field. Under the terms of the letter of intent, PetroSA would potentially invest US $30 million for a drilling program starting in 2003 in return for acquiring a 24% cost-bearing ownership interest in certain sub-lease agreements covering portions of Forest's South African offshore acreage position including the Ibhubesi Field. PetroSA has in addition the option to acquire other interests. The terms of the letter of intent are subject to the completion of due diligence, final negotiation of terms and such definitive agreements, and government approvals. There can be no assurance that definitive agreements will be entered into by the parties, or that such definitive agreements will reflect the terms described herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)
Financial Statements.

        Not applicable.

(b)
Pro Forma Financial Information.

(c)
Exhibits

Exhibit	Description
23.1	Consent of Ryder Scott Company, L.P.

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)
Dated: January 7, 2003	By	/s/ NEWTON W. WILSON III Newton W. Wilson III Senior Vice President— Legal Affairs & Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
23.1	Consent of Ryder Scott Company, L.P.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES